Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS HOLDINGS CORPORATION, a Delaware corporation (the “Company”), does hereby constitute and appoint AYLWIN B. LEWIS, WILLIAM C. CROWLEY and WILLIAM K. PHELAN, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments and to do any and all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements of the Securities and Exchange Commission in respect thereto, relating to the annual report on Form 10-K for the year ended February 3, 2007, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name in the name and on behalf of the Company or as a director or officer, or both, of the Company, as indicated below opposite his or her signature, to the annual report on Form 10-K for the year ended February 3, 2007 or any amendment or papers supplemental thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 27th day of March, 2007.

Signature	Title
/s/ Edward S. Lampert
Edward S. Lampert	Director, Chairman

/s/ Aylwin B. Lewis
Aylwin B. Lewis	Director, Chief Executive Officer and President (Principal Executive Officer)

/s/ William C. Crowley
William C. Crowley	Director, Executive Vice President, Chief Financial Officer and Chief Administrative Officer (Principal Financial Officer)

/s/ William K. Phelan
William K. Phelan	Vice President and Controller (Principal Accounting Officer)

/s/ Ann N. Reese
Ann N. Reese	Director

/s/ Steven T. Mnuchin
Steven T. Mnuchin	Director

/s/ Richard C. Perry
Richard C. Perry	Director

/s/ Thomas J. Tisch
Thomas J. Tisch	Director

/s/ Donald J. Carty
Donald J. Carty	Director